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EXECUTION COPY                                                     Exhibit 10.24


                          MANAGEMENT SERVICES AGREEMENT


            THIS IS A MANAGEMENT SERVICES AGREEMENT, dated April 16, 2004 (the "Agreement"), by and between DARR Global Holdings, Inc., a Delaware corporation ("DARR") and Westwood Computer Corporation, a New Jersey Corporation (the "Company").

                                   BACKGROUND

            WHEREAS, the business of the Company is that of a value added computer equipment and services provider (the "Business").

            WHEREAS, the Company desires to have DARR provide certain management and advisory services with respect to the Business on the terms hereinafter set forth. DARR is willing to provide such management and advisory services.

            NOW, THEREFORE, in consideration of the promises and agreements hereinafter set forth and the mutual benefits to be derived herefrom and intending to be legally bound hereby, the Company and DARR hereby agree as follows:

                                      Terms

            1. Engagement. The Company hereby engages DARR, and DARR hereby agrees, to provide to the Company the management and advisory services described in Section 2 below, on the terms and subject to the conditions herein.

            2. Management Services of DARR. DARR shall provide management and advisory services with respect to the business, operations and affairs of the Company, which advisory services may include, without limitation, advice regarding corporate, financial (including cash management), operating and administrative functions, and any other services reasonably requested by the Company (the "Services").

            3. Term. The initial term of this Agreement shall commence on the date hereof and shall continue in full force and effect until the fifth anniversary of the date hereof (the "Initial Term"). The Initial Term shall automatically be extended for one (1) additional year at the end of the Initial Term, and again each successive year thereafter (any extensions together with the Initial Term, the "Term"). However, either party hereto may terminate this Agreement by giving written notice of such termination to the other party at least 60 days prior to the date on which an extension to the Term of this Agreement otherwise would occur.

            4.    Compensation.

                  4.1. The Company and DARR agree that DARR shall be entitled to receive as compensation for the Services rendered during the Initial Term of this Agreement: (i) $350,000 per year (the "Management Fee") plus (ii) the yearly reimbursement of reasonable




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expenses incurred by DARR in providing the Services (the "Expenses"). The
Management Fee shall be paid in substantially equal monthly installments during the Initial Term pursuant to the yearly totals as set forth on Schedule 4 attached hereto. The Management Fee during any year after the Initial Term shall be agreed upon by DARR and the Company in writing at least 90 days prior to the end of the Initial Term; provided, however, that if the parties hereto cannot agree upon an amount for the Management Fee after the expiration of the Initial Term, the Management Fee shall not be less than $350,000 per year.

                  4.2. During the first year of the Term of this Agreement, DARR shall be entitled to receive reimbursement for Expenses up to $75,000 per year without any approval on the part of the Company (the "Approved Expenses"). Any Expenses in excess of the Approved Expenses must be approved in writing by Keith Grabel, such approval not to be unreasonably withheld. The amount of Approved Expenses reimbursed by the Company for any years subsequent to the first year of the Term may be adjusted upward as agreed upon in writing by DARR and the Company, but in no event shall such amount be less than $75,000.

            5. Interest. Any overdue Management Fee shall bear interest at a rate per annum equal to eight percent (8%), and shall be payable on demand.

            6.    Indemnification.

                  6.1. In the event that DARR or any of its affiliates, principals, partners, directors, shareholders, employees, agents, representatives (collectively, the "Indemnified Parties") becomes involved in any capacity in any action, proceeding or investigation in connection with the performance by DARR of services hereunder or as a result of being party to this Agreement, the Company will indemnify and hold harmless the Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including out-of-pocket expenses and the reasonable fees and expenses of counsel and other litigation costs and the cost of any preparation or investigation reasonably incurred) of any kind or nature, arising as a result of or in connection with the performance by DARR of services under this Agreement or as a result of being party to this Agreement, and will periodically upon request reimburse the Indemnified Party for its expenses as described above, except that the Company will not be obligated to so indemnify any Indemnified Party if, and to the extent that, such claims, lawsuits, actions or liabilities against such Indemnified Party directly result from the gross negligence or willful misconduct of such Indemnified Party as admitted in any settlement by such Indemnified Party or held in any final, non-appealable judicial or administrative decision. In connection with such indemnification, the Company will promptly remit or pay to DARR or any other Indemnified Party any amounts which DARR certifies to the Company in writing are payable to DARR or any other Indemnified Parties hereunder, provided that the Indemnified Party undertakes in writing to repay such amounts if it is ultimately determined that such Indemnified Party is not entitled to indemnification hereunder. The reimbursement and indemnity obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Indemnified Party, as the case may be, of DARR and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, DARR, and any such Indemnified Party. The foregoing provisions shall survive the termination of this Agreement.

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                  6.2.  In the event any Indemnified Party seeks indemnification hereunder in respect of a claim resulting from the assertion of liability by a third party (i.e., a party other than the Company or one of its affiliates) (an "Asserted Liability"), the Company may elect to compromise or defend, at its own expense and by its own counsel, any action or proceeding in respect of such claim if (i) the claim involves solely monetary damages, (ii) the Company expressly agrees in writing to the Indemnified Party that, as between the two, the Company is solely obligated to satisfy and discharge the claim, and (iii) the Company makes reasonably adequate provision to satisfy the Indemnified Party of the Company's ability to satisfy and discharge the claim (the foregoing collectively, the "Litigation Conditions"); provided, however, that if the parties in any action shall include both the Company and an Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by Company has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Company. Subject to the foregoing, if the Company elects to compromise or defend such Asserted Liability, it shall, within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) after notification of the Asserted Liability by the Indemnified Party, notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Company, in the compromise of, or defense against, such Asserted Liability controlled by the Company. If the Company elects not to compromise or defend the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided, or fails to satisfy the Litigation Conditions, the Indemnified Party may pay, compromise or defend such Asserted Liability; provided, however, the Indemnified Party shall not compromise or settle any such Asserted Liability in a manner that would result in any liability to the Company without the prior written consent of the Company (which consent will not be unreasonably withheld or delayed). In the event the Company elects to compromise or defend an Asserted Liability, the Indemnified Party may participate, at its own expense, in the defense of such Asserted Liability.

            7. Entire Agreement; Parties Bound. This Agreement contains the entire agreement between the parties concerning the management of the Business, is subject to change only by a written agreement referring to this Agreement and signed by the parties hereto, and will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

            8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

            9. DARR as Independent Contractor. The Company and DARR agree that DARR shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither DARR nor its employees shall be considered employees or agents of the Company.

            10. Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

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            If to DARR:

                  DARR Global Holding, Inc.
                  309 Fellowship Road, Suite 210
                  Mount Laurel, NJ  08054
                  Facsimile number:  (856) 840-0885
                  Attention:  Dinesh Desai

            If to the Company:

                  Westwood Computer Corporation
                  11 Diamond Road
                  Springfield, NJ  07081-3101
                  Facsimile number:  (973) 379-4693
                  Attention:  Keith Grabel

            11. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

            12. Governing Law. This Agreement shall be deemed to have been made in and shall be construed and interpreted in accordance with the laws of the State of New Jersey, without regard to conflicts of law principles.

                     [Signatures appear on following page]

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                       DARR GLOBAL HOLDINGS, INC.

                                       By:      /s/ Dinesh R. Desai
                                               ---------------------------------

                                       Name:
                                               ---------------------------------

                                       Title:
                                               ---------------------------------

                                       WESTWOOD COMPUTER CORPORATION

                                       By:      /s/ Mary Margaret Grabel
                                               ---------------------------------

                                       Name:
                                               ---------------------------------

                                       Title:
                                               ---------------------------------

                     [SIGNATURE PAGE - MANAGEMENT AGREEMENT]

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                                   SCHEDULE 4

                          Compensation Payment Schedule

                        Yearly
                        Totals                 Compensation
                     ------------           ------------------
                        Year 1                    $250,000

                        Year 2                    $250,000

                        Year 3                    $250,000

                        Year 4                    $500,000

                        Year 5                    $500,000
                     -----------------------------------------
                        Total                    $1,750,000

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